                                                                    Exhibit 99.1


[GRAPHIC]
        Western Resources(R)

                         [GRAPHIC]
                                Westar Energy(TM)
                      ------------------------------------

                               ------------------


                                 June 10, 2002

                               Westar Energy Debt
         ---------------------------------------------------------------
                   ------------------------------------------





                                           Unconsolidated       Consolidated   ($ in millions)
                                           --------------       -------------
Long Term (less cash investments)          $       3,006        $     3,254
Short Term                                 $           3        $         3
                                           --------------       -------------
   Total                                   $       3,009        $     3,257
                                           ==============       =============





Upcoming Maturities:                       Unconsolidated       Consolidated
-------------------                        --------------       -------------
Unsec. 6.25% P/C 8/03                      $         258        $       242
Unsec. 6.875% 8/04                         $         317        $       305
                                           --------------       -------------
                                           $         575        $       547
   Total                                   ==============       =============




Revolver ($150 available)                             $0



Preferred Securities:
--------------------
QUIPS                                               $220
Preferred Stock                                      $22



Off-balance sheet:
-----------------
LaCygne Sale-Leaseback                              $271
Accounts Receivable                                  $95
Railcar Leases                                       $35



                                                          [GRAHPIC]
                                                               Westar Energy(TM)

                               Westar Industries
           ----------------------------------------------------------
                     -------------------------------------



Cash on hand                    $81 million


P-1 stock                       85.3 million shares


P-1 line-of-credit              $187 million drawn of $205 million


P-1 bonds                       $14 million of the 6.75%'s


P-1 Europe                      $20 million of tangible book value


OKE stock                       4.7 million shares of common, 39.9 million
                                equivalent shares of preferred


WR stock                        19.8 million shares


WR bonds $16 million of the 6.25%'s and $12 million of the 6.875%'s



                                                            [GRAPHIC]
                                                               Westar Energy(TM)

                               Shares Outstanding
         -------------------------------------------------------------
                  --------------------------------------------

                                                       Fully
                                Primary               Diluted
                            -------------        ----------------

     Primary                   71,523,113           91,839,754
     Options                      249,023              249,023
     RSU's                      1,799,835            1,799,835
                            -------------        ----------------
       Total                   73,571,971           93,888,612
                            =============        ================




     Shareholders of note
     --------------------
     Westar Industries         19,816,641
     Weitz & Co.                6,578,100
     GAMCO                      3,618,300
     Alliance Capital           3,237,731
     WR Board/Exec. Officers    1,545,832
     Protection One, Inc.         500,000


                                                             [GRAPHIC]
                                                               Westar Energy(TM)
                                      4

                           2002 Earnings Performance
                  ---------------------------------------------
                   -----------------------------------------

                                       ($ in millions, except per share amounts)



                               Q1           Q1        April & May     April & May      Q2       Full Year
                              Actual       Budget       Actual           Budget      Budget       Budget
                            ---------     -------     -----------     -----------   --------    ----------


Utility EBITDA               $104.60      $100.60       $57.30          $66.50       $113.20     $525.00

Utility EBIT                  $56.60       $51.20       $24.70          $33.50        $63.60     $325.00

Security Segment EPS          ($0.05)      ($0.14)       $0.00          ($0.08)       ($0.12)     ($0.50)

Consolidated Operating EPS     $0.36        $0.03        $0.07           $0.05         $0.18       $1.27



Note: Excludes effect of FAS 142/144 accounting change and one-time items.



                                                             [GRAPHIC]
                                                               Westar Energy(TM)

Forward-looking statements: The matters discussed here and elsewhere in this investor presentation are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc., from our electric utility businesses and the consummation of the acquisition of our electric operations by Public Service Company of New Mexico, compliance with debt covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made, and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, ongoing municipal, state and federal activities, such as the Wichita municipalization efforts; future economic conditions; legislative and regulatory developments; competitive markets; and other circumstances affecting anticipated operations, sales and costs. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made.